UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2012

USG1, Inc.

(Exact Name of Registrant as Specified in its Charter)

                              Delaware                                             000-54533                                  27-2288541

(State or Other Jurisdiction                            (Commission                (IRS Employer

of Incorporation)                      File Number)               Identification No.)

1126 Madison 9517, Fredericktown, Missouri 63645

 (Address of Principal Executive Offices) (Zip Code)

573-561-4283

 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

            On August 10, 2012, USG1, Inc., a Delaware corporation (“USG1”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Canwealth Minerals Corporation, a Delaware corporation (“Canwealth”), and Kimi Royer as representative of the USG1 stockholders, pursuant to which Canwealth will merge with and into USG1 at the closing, as contemplated by the Merger Agreement.

            Pursuant to the Merger Agreement, the existing shares of Canwealth common stock will be converted into 44,169,231 shares of USG1 common stock at the closing.  The existing USG1 stockholders with continue to hold 6,600,000 shares of USG1 common stock.  As consideration for the merger, Canwealth shall pay $50,000 in the aggregate to the participating stockholders of USG1.  Upon the merger becoming effective, the current officers and directors of USG1 will resign and new officers and directors will be appointed.

            The closing of the merger is subject to certain closing conditions, such as the delivery of the written consent of the holders of at least 90% of the issued and outstanding shares of USG1 common stock approving the terms of the Merger Agreement and the proposed merger.

The foregoing descriptions do not purport to be complete, and are qualified in their entirety by reference to the full text of the document filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 8.01  Other Events

On August 14, 2012, USG1 and Canwealth issued a joint press release announcing the execution of the Merger Agreement described in Item 1.01, a copy of which is furnished as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits

(d)       Exhibits

10.1  Agreement and Plan of Merger, dated August 10, 2012

99.1  Press Release, dated August 14, 2012

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  August 14, 2012                                                        USG1, INC.

            By: /s/ Kimi Royer ________

                                                                                                       Kimi Royer

                                                                                                       Chief Executive Officer